SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 8, 2006
STANDARD MANAGEMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Indiana	0-20882	35-1773567

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10689 North Pennsylvania, Indianapolis, Indiana	46280

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (317) 574-6200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On March 8, 2006, Standard Management Corporation (“Standard Management) announced its intention to defer quarterly distributions on the 10.25% Preferred Securities (the “Trust Preferred Securities) of its subsidiary SMAN Capital Trust for a period of up to two years. In addition, Standard Management also announced that it currently intends to offer to exchange all or a portion of the Trust Preferred Securities for shares of common stock of Standard Management Corporation . A copy of Standard Management’s press release dated March 8, 2006 is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 8.01 .
     Standard Management has not commenced the exchange offer referred to in this Current Report and the press release filed herewith. At the time the exchange offer is commenced, holders of the Trust Preferred Securities will be sent written materials explaining the precise terms and timing of the exchange offer. Holders of Trust Preferred Securities are urged to read these written materials carefully when they become available, because they will contain important information about the exchange offer. Upon commencement of the exchange offer, Standard Management will file the written materials relating to the exchange offer with the Securities and Exchange Commission (the “SEC”) as part of a tender offer statement on Schedule TO. Trust Preferred Security holders, as well as shareholders of Standard management and members of the public, will be able to obtain these written tender offer materials and other documents filed by Standard Management with the Securities and Exchange Commission free of charge from the Securities and Exchange Commission’s website at www.sec.gov. Holders of Trust Preferred Securities may obtain a written copy of the tender offer materials, when available, by calling Standard Management, at (317) 574-6200, or by writing to Standard Management at 10689 North Pennsylvania, Indianapolis, Indiana 46280, Attention: Corporate Secretary.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1	Press Release dated March 8, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MANAGEMENT CORPORATION
By:	/s/ Stephen M. Coons
	Name:	Stephen M. Coons
	Title:	Executive Vice President and General Counsel

Dated: March 8, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 8, 2006